Exhibit 10.13

REVOLVING LINE OF CREDIT NOTE

August 27, 2008

This Revolving Line of Credit Note (the “Note”) is made and entered into as of the date set forth above by Enversa, LLC, a Texas limited liability company (“Borrower”), in favor of Internet University, Inc., a Texas corporation (“Payee”).

FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of Payee, at its principal executive office, on demand, in lawful money of the United States of America, all such sums advanced by Payee to or on behalf of Borrower under this Note and outstanding hereunder, together with interest on the outstanding principal balance remaining at the rate per annum of eight percent (8%). All principal hereof, together with all accrued and unpaid interest thereon, shall be due and payable on demand or, if not sooner demanded, on February 27, 2009. All past due principal and interest shall bear interest at the default rate selected by Payee, but which in any event shall not exceed the Maximum Rate.

As used in this Note, “Maximum Rate” means the maximum rate of nonusurious interest permitted from day to day by applicable law, but otherwise without limitation, that rate calculated after taking into account any and all relevant fees, payments and other charges in respect of this Note which are deemed to be interest under applicable law. All interest on this Note shall be computed daily on the basis of the actual number of days elapsed over a year assumed to consist of three hundred sixty (360) days, unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year consisting of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

Payee may from time to time permit the payment from Payee’s bank accounts of amounts to be paid or withheld in connection with Borrower’s payroll obligations. Any such payments that are not immediately reimbursed to Borrower by Payee shall be advances under this Note and shall be noted on the Schedule hereto without the need for any approval by Borrower. If Borrower desires Payee to advance amounts other than for Borrower’s payroll obligations, Borrower shall submit a written request to Payee. Payee shall review the request and make any advances Payee desires to advance in its sole discretion; provided, however, that if the outstanding amounts of principal and interest under this Note reach or exceed $500,000, then Borrower shall not request any additional advances under this Note until such outstanding amounts have been reduced below $500,000. Once such amounts have been reduced below $500,000, Borrower may request advances; provided, however, that such advances, when aggregated with amounts of principal and interest outstanding immediately prior to such advances, may not exceed $500,000. All advances under this Note shall be secured by the collateral referenced in the Pledge Agreement of even date herewith by and among Borrower, Payee and Cornerworld Corporation.

Borrower shall have the right to prepay, at any time and from time to time without premium or penalty, the entire unpaid principal balance of this Note or any portion thereof.

Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither Borrower nor the sureties, guarantors, successors or assigns of Borrower shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrower and Payee shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Rate.

This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Note is performable in Dallas County, Texas. Any action or proceeding under or in connection with this Note against Borrower or any other party ever liable for payment of any sums of money payable on this Note may be brought in any state or federal court in Dallas County, Texas. Borrower and each such other party hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum. Nothing herein shall affect the right of Payee to bring any action or proceeding against Borrower or any other party liable hereunder or with respect to any collateral in any state or federal court in any other jurisdiction. Any action or proceeding by Borrower or any other party liable hereunder against Payee shall be brought only in a court located in Dallas County, Texas.

Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, diligence in collecting, grace and all other formalities of any kind (except demand for payment hereunder), and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right (i) to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, (ii) to grant any such party any extensions of time for payment of any of said indebtedness, (iii) to release or substitute part or all of the collateral securing this Note, and/or (iv) to grant any other indulgences or forbearances whatsoever, in each case without notice to any other party and without in any way affecting the personal liability of any party hereunder.

Borrower hereby authorizes the holder hereof to endorse on the Schedule attached to this Note or any continuation thereof all advances made to Borrower hereunder and all payments made on account of the principal thereof, which endorsements shall be prima facie evidence as to the outstanding principal amount of this Note; provided, however, that any failure by the holder hereof to make any endorsement shall not limit or otherwise affect the obligations of Borrower under this Note.

THIS NOTE AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED BY BORROWER IN CONNECTION WITH THE INDEBTEDNESS EVIDENCED BY THIS NOTE EMBODY THE FINAL, ENTIRE AGREEMENT OF BORROWER AND PAYEE WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF BORROWER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN BORROWER AND PAYEE.

BORROWER:

ENVERSA, LLC

By:	_____________________________
Name:	_____________________________
Title:	_____________________________

Schedule

Date	Advance	Principal Payment	Balance